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Exhibit 5.1

May 19, 2009

Forest Oil Corporation
707 17th Street, Suite 3600
Denver, Colorado 80202

Re:
Registration Statement on Form S-3

Ladies and Gentlemen:

        We have acted as counsel for Forest Oil Corporation, a New York corporation (the "Company"), with respect to the preparation of the Registration Statement on Form S-3 (the "Registration Statement") filed on or about the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration by the Company under the Securities Act of 1933 (the "Securities Act") of the offer and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of:

          (a)   shares of common stock, par value $0.10 per share, of the Company (including the attached preferred share purchase rights, "Common Stock"); and

          (b)   shares of preferred stock, par value $0.01 per share, of the Company ("Preferred Stock"), which may be convertible or exchangeable for any other securities (the Common Stock and Preferred Stock are collectively referred to herein as the "Securities").

        We have also participated in the preparation of the Prospectus (the "Prospectus") contained in the Registration Statement to which this opinion is an exhibit.

        In connection with the opinions expressed herein, we have examined, among other things, the (i) the restated certificate of incorporation, as amended, of the Company (the "Certificate of Incorporation"), and bylaws, as amended, of the Company (together with the Certificate of Incorporation, the "Charter Documents"), (ii) the Registration Statement, (iii) the Prospectus, and (iv) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

        In connection with this opinion, we have assumed that:

          (a)   the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

          (b)   a supplement to the Prospectus (a "Prospectus Supplement") will have been prepared and filed with the Commission describing the Securities offered thereby;

          (c)   all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate Prospectus Supplement;

          (d)   a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

          (e)   any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise; and

          (f)    at the time of any offering or sale of any of the Securities, that the Company shall have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance.

        Based on the foregoing, we are of the opinion that:

        1.     With respect to shares of the Common Stock offered by the Company, when (a) the board of directors of the Company, or, if permissible, an authorized committee of the board of directors (the "Board"), has taken all necessary corporate action to approve the issuance and terms of the offering thereof and related matters; and (b) if required, certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable.

        2.     With respect to shares of any series of Preferred Stock, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution fixing the number of shares in any class or series of Preferred Stock and the designation of and relative rights, preferences and limitations in any series of Preferred Stock and the filing of a certificate of amendment to the Certificate of Incorporation with respect to the series with the department of state of the State of New York as required under the Business Corporation Law of the State of New York; and (b) if required, certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), such shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable.

        The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally, and general equitable or public policy principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

        We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

        The foregoing opinions are limited in all respects to the Business Corporation Law of the State of New York and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction, domestic or foreign.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption "Legal Matters." In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations of the Commission issued thereunder.

                      Very truly yours,

                      /s/ VINSON & ELKINS L.L.P.

                      VINSON & ELKINS L.L.P.

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  Exhibit 5.1